UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 9, 2014 (May 7, 2014)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2014 annual meeting of stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”), the stockholders of the Company approved the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (the “2014 Plan”). The Board of Directors of the Company adopted the 2014 Plan on March 11, 2014, subject to stockholder approval. The 2014 Plan permits the issuance of restricted stock awards, restricted stock units, nonstatutory stock options, stock appreciation rights, performance share awards and dividend equivalents to officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries. The 2014 Plan is to be administered by the Company’s compensation committee, which is composed entirely of independent directors. The 2014 Plan is replacing the Company’s prior equity compensation plans.

The 2014 Plan is described in greater detail in Proposal 2 in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”). The description of the 2014 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2014 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As disclosed in the Proxy Statement, the Company granted shares of restricted stock to its executive officers on February 12, 2014, contingent on the approval of the 2014 Plan at the Annual Meeting. With the approval of the 2014 Plan at the Annual Meeting, these grants are no longer contingent.

The forms of the employee restricted stock award agreement, the restricted stock award agreement for Bruce Duncan, the employee restricted stock unit award agreement, the performance unit award agreement and the non-employee director restricted stock award agreement are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and each is incorporated by reference herein.

Item  5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 7, 2014. Of the 110,137,069 shares of common stock outstanding and entitled to vote on the March 21, 2014 record date, a total of 104,622,832 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect the six directors listed below to the Board of Directors to serve until the 2015 annual meeting of stockholders or until their successors are duly elected and qualify. The Company’s stockholders voted to elect the six nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	Against	Abstain
Matthew S. Dominski	97,126,443	1,007,943	36,266
Bruce W. Duncan	96,984,760	1,155,446	30,446
H. Patrick Hackett, Jr.	97,126,771	1,008,687	35,194
John Rau	96,917,316	1,217,886	35,450
L. Peter Sharpe	97,242,011	896,467	32,174
W. Ed Tyler	97,559,833	579,752	31,067

There were 6,452,180 broker non-votes with respect to each nominee.

b.	To approve the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan. The Company’s stockholders voted to approve this proposal with 92,603,811 votes “For” and 5,436,617 votes “Against”. There were 130,224 abstentions and 6,452,180 broker non-votes.

c.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2014 annual meeting. The Company’s stockholders voted to approve this proposal with 95,365,278 votes “For” and 2,661,350 votes “Against”. There were 144,024 abstentions and 6,452,180 broker non-votes.

d.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2014. The Company’s stockholders voted to approve this proposal with 104,299,939 votes “For” and 268,161 votes “Against”. There were 54,732 abstentions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan

10.2	Form of Employee Restricted Stock Award Agreement

10.3	Form of Restricted Stock Award Agreement for Bruce Duncan

10.4	Form of Employee Restricted Stock Unit Award Agreement

10.5	Form of Performance Unit Award Agreement

10.6	Form of Non-Employee Director Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil
Name:	Scott A. Musil
Title:	Chief Financial Officer

Date: May 9, 2014